SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2004

Verticalnet, Inc.

(Exact name of Registrant as Specified in its Charter)

Pennsylvania	000-25269	23-2815834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chester Field Parkway, Malvern, PA	19355
(Address of principal executive offices)	Zip Code

Registrant’s telephone, including area code:

(610) 240-0600

Not Applicable

(Former name and former address, if changed since last report)

ITEM5. OTHER	EVENTS AND REQUIRED FD DISCLOSURE.

On January 30, 2004, River Acquisition Co., Inc., a Delaware corporation and wholly-owned direct subsidiary of Verticalnet, Inc., a Pennsylvania corporation, merged with and into Tigris Corp., a New York subchapter S corporation, pursuant to an agreement and plan of merger by and among them and Brent Habig, the sole shareholder of Tigris. Pursuant to the terms of the merger agreement Mr. Habig received 1,870,450 shares of Verticalnet common stock and $3,500,000 in exchange for his shares of Tigris common stock. The merger is intended to qualify as a Tax-free reorganization for purposes of Section 368 of the Code as a plan of reorganization.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits:

99.1	Press Release, dated February 2, 2004, issued by Verticalnet, Inc.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 2, 2004, Verticalnet, Inc. disseminated a press release announcing, among other things, its preliminary financial results for the fourth quarter of 2003. The press release is being furnished with this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated herein by reference.

This report (including the exhibit) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Registrant pursuant to the Securities Act of 1933, as amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERTICALNET, INC.

Date: February 4, 2004	By:	/s/ Gene S. Godick
	Name:	Gene S. Godick
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release, dated February 2, 2004, issued by Verticalnet, Inc.